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                                                             Exhibit 10(iii)(25)


                             AMENDMENT NUMBER SEVEN
                         IT CORPORATION RETIREMENT PLAN
                                1993 RESTATEMENT


     The IT Corporation Retirement Plan (1993 Restatement) shall be as set forth herein:

     A. Effective January 1, 1997, paragraph (c) of Section 2.11, "Compensation," shall be amended in its entirety to reflect the reference to the family aggregation rules and shall read as follows:

          (c) "Compensation" of any Employee taken into account under the Plan for any Plan Year shall not exceed $160,000, as that amount is adjusted by the Secretary of the Treasury at the same time and in the same manner as under Section 415(d) of the Code, except that the dollar increase in effect on January 1 of any calendar year is effective for Plan Years beginning in such calendar year.

     B. Effective January 1, 1993, Section 2.20 shall be amended to read as follows:

          2.20  Eligible Employee.  "Eligible Employee" shall mean any
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          individual who is employed by the Company except:  (a) any Employee who is covered by a collective bargaining agreement to which the Company is a party if there is evidence that retirement benefits were the subject of good faith bargaining between the Company and the collective bargaining representative, unless the collective bargaining agreement provides for coverage under this Plan; (b) any Employee who is employed in any job classification or Company division which by action of the Board of Directors is excluded from coverage under this Plan; (c) any hourly employee who is employed on a Project Hourly Basis in accordance with the Company's payroll procedure; (d) any Leased Employee. Notwithstanding the foregoing, for purposes of applying the provisions of Article V, "Eligible Employee" shall have the meaning set forth in Section 5.3(b)(iii); and (e) any individual who is not treated by the Company or any Participating Company as a common law employee without regard to the characterization or recharacterization of such individual's status by any court or governmental agency.

     C. Effective January 1, 1997, paragraph (a) of Section 2.25, "Highly Compensated Employee," shall be amended in its entirety to read as follows:

          (a)  "Highly Compensated Employee" shall mean any Employee who


               (i) was a Five Percent Owner during the Determination Year or the Look Back Year, or
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               (ii) during the Look Back Year, received Compensation from the
                    Company in excess of $80,000 (as adjusted from time to time under such regulations as may be issued by the Secretary of the Treasury) and was in the "top-paid group" of Employees.

     D. Effective January 1, 1997, paragraph (b)(vi) of Section 2.25, relating to the family aggregation rules and the definition of "Highly Compensated Employee," shall be deleted in its entirety.

     E. Effective December 12, 1994, Section 2.30, "Leave of Absence" shall be amended by the addition of paragraph (d) to provide as follows:

          (d) Effective as of December 12, 1994, notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

     F. Effective February 1, 1997, Section 3.1(c) shall be amended in its entirety to read as follows:

          (c) Each Eligible Employee who is not eligible to participate in the Plan as specified in Section 3.1(a) or (b), above, shall become eligible to participate in the Plan (i) on the date he completes one
          (1) Year of Service, or (ii) after January 31, 1997, in the case making compensation deferrals under Article V hereof, his date of hire, and shall commence participation pursuant to Section 3.2 hereof.

     G. Effective January 1, 1999, the first sentence of Section 5.2(a) shall be amended to read as follows:

          (a) The amount of an individual's compensation that may be deferred subject to the election provided in Section 5.1 shall be a whole percentage of the individual's Compensation (while a Participant) not to exceed 15 percent.

     H. Effective January 1, 1997, paragraph (e) of Section 5.3, relating to the family aggregation rules and the "Limitation on Compensation Deferrals of Highly Compensated Employees," shall be deleted in its entirety.

     I. Effective January 1, 1997, paragraph (c) of Section 5.4, relating to the family aggregation rules and the "Provisions for Disposition of Excess Compensation Deferrals by Highly Compensated Employees," shall be deleted in its entirety.

     J. Effective for Plan Years beginning after December 31, 1998, Section 6.1(c) shall be eliminated.

     K. Effective July 1, 1995, Section 6.1(d) shall be amended to read as follows:

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          (d)  A matching contribution for each Participant equal to 50 percent, or, after December 31, 1998, 100 percent of the contributions made by the Participant under Section 5.1 hereof that does not exceed four percent (4%) of such Participant's Compensation for a Plan Year (or portion thereof following the Participant's Participation Commencement
          Date) plus an additional amount to be determined by the Board in its discretion based on such factor(s) as the Board deems appropriate; all Participant matching contributions generally may be made monthly based on the Participant's contributions and Compensation for such month and to be allocated to Participants' respective Company Matching Contribution Accounts.

     L. Effective for Plan Years beginning after December 31, 1998, Section 6.1(e) shall be stricken:

     M. Effective January 1, 1997, paragraphs (i) and (ii) of Section 6.5(e), relating to the family aggregation rules and the "Limitation on Matching Contributions Made on Behalf of Highly Compensated Employees," shall be deleted in their entirety.

     N. Effective January 1, 1997, paragraph (c) of Section 6.6, relating to the family aggregation rules and the "Provisions for Reduction of Excess Matching Contributions Made on Behalf of Highly Compensated Employees," shall be deleted in its entirety.

     O. Effective December 12, 1994, Section 6 shall be amended by the addition of Section 6.7 to provide as follows:

          Section 6.7  Special Rules for Military Service.  If an employee is
                       ----------------------------------
          absent from employment due to his service in the uniformed services of the United States and returns to employment within the time prescribed by, and under circumstances satisfying the applicable federal law (including the Uniformed Services Employment and Reemployment Rights Act of 1994), such Employee's period of uniformed service will not result in a Break in Service for all purposes under the Plan.
          Further, such an employee to the extent he is an otherwise eligible employee under the terms of the Plan, shall have the right to make up any Compensation Deferrals missed while in uniformed service, and the Employer shall credit said Employee's account with any Matching Contributions the Employee would have received. No Matching Contributions shall be credited to the Employee's account under this section until the Employee's make-up contributions are actually made. Further, all make-up contributions must be made within a period of time after returning to employment which does not exceed the lesser of
          (i) three times the period of uniformed service, or (ii) 5 years. The provisions of this Section 6.7 shall apply to all periods of uniformed service which occurred on or after December 12, 1994.

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     P.   Effective January 1, 1999, Section 7.3 shall be stricken and Section
          7.2 shall be amended in its entirety to read as follows:

          7.2  Allocation of Company Matching Contribution.
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               The Company contribution under 6.1(d) hereof shall be allocated to Participants based on their respective Compensation and contribution during such Plan Year; provided that the additional discretionary contribution referenced in Section 6.1(d) hereof shall only be made to Eligible Participants based on their respective Compensation and contribution during such Plan Year. For purposes of this Section 7.2, "Eligible Participant" shall mean any Participant who is employed by the Company on the last day of the Plan Year and who has accrued at least 1000 Hours of Service during such Plan Year, except for any Participant who is not then employed by the Company or who has not accrued at least 1000 Hours of Service because of any of the following events occurring during such Plan Year: (i) Death, (ii) Disability; (iii) Normal or Early Retirement; (iv) Transfer to an Affiliated Company not participating in the Plan; and (v) Transfer of a Qualified Employee to a Joint Venture Employer that is not a Participating Joint Venture Employer (as such terms are defined in Article XX). "Eligible Participant" shall not include any individual employed on the last day of the Plan Year on a Project Hourly Basis (in accordance with the Company's payroll procedure).

     Q. Effective January 1, 1999, a new Section 7.5(e) shall be added to read as follows:

          (e) Notwithstanding any other provision hereof, the Committee may in its discretion direct that any or all Company Matching Contributions made in respect of Plan Years beginning after 1998 be made in or invested in the common stock of IT Group, Inc. or the Company.

     R. Effective January 1, 1998, Section 7.10(c) shall be amended by the addition of the following at the end thereof:

          10.  Gradient Employer contributions, subject to vesting.
          11.  Prior  Plan Deferrals.
          12.  Prior Plan Matching Contributions, subject to vesting.
          13.  Prior Plan Employer Contributions, subject to vesting.
          14.  Prior Plan Qualified Non-Elective Contributions.
          15.  Prior Plan After-Tax Contributions.
          16.  Prior Plan Profit Sharing Contributions, subject to vesting.

     S.   Section 7.10, "Loans," shall be amended by the addition of paragraph
          (f) to provide as follows:

          (f) Effective as of December 12, 1994, loan repayments will be suspended

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          under this Plan as provided under Section 414(u)(4) of the Code.

     T. Effective January 1, 1997, Section 9.6(b) shall be amended by the addition of the following sentence at the end thereof:

          Notwithstanding the provisions of this Section 9.6(b), a Participant may elect (with spousal consent) to waive the minimum 30 day written notice period prior to the Annuity Starting Date for the Qualified Joint and Survivor Annuity if such Annuity Starting Date begins more than 7 business days after the explanation is provided to the Participant.

     U. Effective January 1, 1997, Section 9.7(a) shall be amended in its entirety to read as follows:

          (a) Notwithstanding any other provision of this Plan, distribution of a Participant's benefit under the Plan shall be made no later than the Participant's Required Beginning Date, or, if such distribution is to be made over the life of such Participant or over the lives of such Participant and a Beneficiary (or over a period not extending beyond the life expectancy of such Participant and Beneficiary) then such distribution shall commence no later than the Participant's Required Beginning Date. Required Beginning Date shall mean April 1 of the calendar year following the later of the calendar year in which the Participant (A) attains age 70-1/2, or (B) retires; provided, however, the foregoing clause (B) shall not apply with respect to a Participant who is a Five Percent Owner (as defined in Section 416(i) of the Code) at any time during the five Plan Year period ending in the calendar year in which the Participant attains age 70-1/2. If the Participant attains age 70-1/2 and becomes a Five Percent Owner during any Plan Year subsequent to the five Plan Year period referenced above, the Required Beginning Date under this Subparagraph
     (i) shall be April 1 of the calendar year following the calendar year in which such subsequent Plan Year ends. Notwithstanding the foregoing, in-service distributions for Participants who are not Five Percent Owners shall also be permitted upon attainment of age 70-1/2, to the extent provided in this Section 5.6 for Five Percent Owners, but only for Participants who attain age 70-1/2 in Plan Years beginning prior to January 1, 1999, who voluntarily elect to receive such distributions. Once distributions have begun to a Five Percent Owner under this Section 9.7, they must continue to be distributed, even if the Participant ceases to be a Five Percent Owner in a subsequent Plan Year.

     V.  Effective for Plan Years beginning on or after August 5, 1997, Section
         9.8 shall be amended in its entirety to read as follows:

     9.8  Mandatory Cash Out Rules and Consent Requirement.
          ------------------------------------------------

          (a) Effective for Plan Years beginning after December 31, 1997, notwithstanding any other provision of this Article IX, if the present value of the

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     Participant's distribution does not exceed five thousand dollars ($5,000), the distribution shall be paid in a lump sum. However, no such lump sum shall be paid after distribution commences, unless the Participant and his Spouse (or where the Participant had died, the Surviving Spouse) consent in writing to such distribution. Similarly, if an amount distributable to an alternate payee (under Article XV hereof) is less than $5,000, such amount shall be distributed as soon as practicable following (i) 60 days after benefits are payable or (ii) receipt of a valid qualified domestic relations order (within the meaning of Code Section 414(p)), whichever is later.

          (b) If the value of a Participant's Distributable Benefit exceeds five thousand dollars ($5,000), no distribution of any portion of that benefit may be made without the written consent of the Participant (and his Spouse, if the Participant is married) prior to the date he attains Normal Retirement Age. Consent of the Spouse to earlier distribution must be made in the presence of a Plan representative or a notary public.

          (c) Death benefits payable to a Beneficiary receiving lump sum benefits shall be distributed no later than twelve months following the Participant's death.

     W. Effective January 1, 1999 Section 9.14 shall be amended in its entirety to read as follows:

          9.14  In Service Withdrawals.
                ----------------------

          A Participant may once per Plan Year make a withdrawal from his Accounts, other than his Compensation Deferral Accounts, as described in
     Section 9.14(a) hereof. In addition, if a Participant has withdrawn the maximum amount to be withdrawn under Section 9.14(a) hereof, he may also make one withdrawal per calendar quarter, in accordance with Sections 9.14(b)-(e) hereof, of amounts held in his Compensation Deferral Accounts (excluding any earnings on amounts in such accounts) upon incurring a Hardship as determined by the Committee in accordance with rules of uniform application which the Committee may from time to time prescribe.

               (a) A Participant may withdraw from his Accounts as follows:

          (i) A Participant may withdraw all or a part of his After-Tax Contributions Account from the Plan at any time.

          (ii) A Participant who has withdrawn all of his After-Tax Contributions Account may withdraw all or a part of his Rollover Contributions Account.

          (iii) A Participant who has withdrawn all of his After-Tax and Rollover Contributions Accounts and who has been a Participant in the Plan for at least five (5) years may withdraw all or a part of the vested portion of his Company Discretionary Contributions Account (including any such amounts attributable to prior or transferor plans).

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          (iv)  A Participant who has withdrawn all of his After-Tax, Rollover, and the vested portion of his Company Discretionary Contributions Accounts and who has been a Participant in the Plan for at least five (5) years may withdraw all or a part of the vested portion of his Company Matching Contributions Account (including any such amounts attributable to prior or transferee plans).

          (v) A Participant who has withdrawn all his After-Tax, Rollover, the vested portions of his Company Discretionary and Company Matching Contributions Accounts and who has attained age 59 1/2 may withdraw all or a part of his Compensation Deferral Accounts (including any qualified non-elective contributions).

          (vi) A Participant who has withdrawn all of his After-Tax, Rollover, the vested portions of his Company Discretionary and Company Matching Contributions and Compensation Deferral Accounts and who has attained age 59 1/2 may withdraw all or a part of the vested portions of his Company Fixed Contributions Account, Special Allocation, and Pension Contributions (including any such amounts attributable to prior or transferee plans).

                (b) Except as provided in Section 9.14(a) hereof, no Participant may make a withdrawal prior to a determination by the Committee that such Participant has a Hardship (as defined in Paragraph (c) below) need and such withdrawal is necessary on account of such Hardship need as provided in this Section 9.14. Any determination of Hardship shall be in accordance with regulations promulgated under Section 401(k) of the Code.

                (c) "Hardship" shall mean a need created by an immediate and heavy financial need of the Participant, which need cannot be met by other sources reasonably available to the Participant, or the Participant's Spouse, children or dependents; for

                (i) expenses for medical care described in Section 213(d) of the Code previously incurred by the Participant, the Participant's Spouse, children, or dependents, or necessary for such persons to obtain medical care described in Code Section 213(d);

                (ii) costs directly related to the purchase (excluding mortgage, payments) of a principal residence for the Participant;

                (iii) payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, or the Participant's Spouse, children or dependents; or

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                (iv) payments necessary to prevent the eviction of the
                Participant from, or a foreclosure on the mortgage of, the Participant's principal residence.

          In addition to the above, a Hardship need may include any amounts necessary to pay any federal, state, or local income taxes or penalties anticipated to result from a Hardship distribution.

                (d) The existence of a Participant's Hardship and the amount required to meet the need created by the Hardship shall be determined by the Committee on the basis of facts and circumstances, and in accordance with the rules of uniform application which the Committee may from time to time prescribe. A distribution shall not be treated as necessary to satisfy a Hardship need of a participant to the extent the amount of distribution in excess of the amount required to relieve the Hardship need or to the extent that the Hardship need may be satisfied from other resources reasonably available to the Participant. A distribution generally may be treated as necessary on account of a Hardship need of a participant if the Committee reasonably relies on the Participant's written representations to the Committee, unless the Committee has actual knowledge to the contrary, that the Hardship need cannot be relieved:

                  (i) through reimbursement or compensation by insurance or
               otherwise;

                  (ii) by reasonable liquidation of assets, if such liquidation would not itself cause an immediate and heavy financial need;

                  (iii) by the cessation of the Participant's contributions to the Plan; or

                  (iv) by other distributions or non-taxable loans from plans of the Company or any other employer, or by borrowing from commercial sources on reasonable commercial terms.

          For purposes of determining a Hardship need, a participant's resources shall be deemed to include those assets of his Spouse and minor children that are reasonably available to the Participant.

                (e) A Participant may request a withdrawal by submitting a written request for such withdrawal in a form satisfactory to the Committee, together with any supporting documentation which the Committee in its sole discretion may require. The minimum amount that may be withdrawn at any one time pursuant to the provisions of this
          Section 9.14 is $1,000.00. The maximum amount subject to any withdrawal under this Section shall be determined as of the Valuation Date coinciding with or immediately preceding the Committee's determination authorizing the withdrawal.

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     X.   Effective for Plan Years beginning on or after August 5, 1997, the reference to "$3,500" in Section 9.16(d) shall be replaced with "$5,000".

     Y.   Effective for Plan Years beginning after December 31, 1999, Section
          14.4 shall be amended by the addition of new Section 4.14(c) to read as follows:

                (c)  Effective for Plan Years beginning after December 31, 1999,
          Section 4.14 shall be of no force or effect.

     Z. Effective July 1, 1998, a new Article XXIII shall be added to read as follows:

                                 ARTICLE XXIII

          SPECIAL PROVISIONS REGARDING EMPLOYEES TRANSFERRING FROM OHM CORPORATION AND ACCOUNTS TRANSFERRED FROM THE OHM CORPORATION RETIREMENT SAVINGS PLAN.

          23.1  In General.  The special provisions in this Article XXIII shall
                ----------
     be effective as of July 1, 1998, and shall apply to any Eligible Employee who, prior to August 4, 1998, was employed by OHM Corporation.

          23.2  Participation.  Notwithstanding any other provision hereof, any
                -------------
     Eligible Employee who on August 3, 1998, was employed by OHM Corporation shall not commence participation in this Plan until January 1, 1999.

          23.3  Computation of Service.  Eligible Employees under this Section
                ----------------------
     23.3 shall have Years of Service computed pursuant to Section 2.54 hereof. However, each Eligible Employee shall automatically receive credit for One Year of Service for the period beginning on his or her anniversary date occurring during 1998 and ending on December 31, 1998; without regard to actual Hours of Service performed.

          23.4  Vesting.  The nonforfeitable interest of any Eligible Employee
                -------
     in his or her OHM Plan accounts shall, as of January 1, 1999, not in any manner be thereafter diminished. Further, any Eligible Employee with at least three Years of Service as of December 31, 1998, shall at all times have a fully vested and nonforfeitable interest in his or her interest in this Plan without regard to actual Years of Service performed.

     AA. Effective January 1, 1999, a new Article XXIV shall be added to read as follows:

                                  ARTICLE XXIV

          SPECIAL PROVISIONS REGARDING EMPLOYEES TRANSFERRING FROM FLUOR DANIEL GTI, INC. AND ACCOUNTS TRANSFERRED FROM THE FLUOR DANIEL GTI 401(k) RETIREMENT SAVINGS PLAN

                                       9
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          24.1  In General.  The special provisions on the Article XXIV shall be
                ----------
     effective as of January 1, 1999, and shall apply to any Eligible Employee who, prior to January 1, 1999, was employed by Fluor Daniel GTI, Inc.

          24.2.  Eligibility.  Employees from Fluor Daniel GTI, Inc. shall
                 -----------
     commence participation in this Plan on January 1, 1999, or, if later, the date or dates they satisfy this Plan's applicable eligibility criteria.

          24.3.  Vesting.  The nonforfeitable interest of any Eligible Employee
                 -------
     in his or her GTI Plan accounts shall, as of January 1, 1999, not in any manner be thereafter diminished. Further, any Eligible Employee with at least three Years of Service as of December 31, 1998, shall at all times have a vested interest hereunder based on the vesting schedule in effect under the GTI Plan in effect as of December 31, 1998.

          24.4.  Separate Account Maintenance.  For purposes of Code Section
                 ----------------------------
     411(d)(6), accounts under the GTI Plan as of December 31, 1998 shall be separately maintained and be subject to all rights, features and options that they enjoyed under the GTI Plan as of December 31, 1998.

With the exception of the aforementioned amendments and the renumbering of certain sections to reflect such amendments, in all other respects, the IT Corporation Retirement Plan shall remain unchanged.

     IN WITNESS WHEREOF, this instrument of amendment is executed this  31
                                                                       ------
day of December, 1998.


                                    By: /s/ Anthony J. DeLuca
                                        ----------------------------
                                             Anthony J. DeLuca

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